Exhibit 10.5

Execution Form

AMENDMENT TO THE

METROPCS COMMUNICATIONS, INC.

NOTICE OF GRANT OF STOCK OPTION

This Amendment (the “Amendment”) effective as of                     , 2010, is by and between MetroPCS Communications, Inc., a Delaware corporation (the “Corporation”), and the undersigned individual (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Corporation has adopted the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc., as amended (the “Plan”);

WHEREAS, the Corporation has made one or more awards of options to purchase common stock of the Corporation, par value $0.0001 per share (the “Stock Options”), to Grantee under the Plan (“Awards”) subject to certain vesting restrictions that lapse in installments over time;

WHEREAS, in connection with such Awards, the Corporation and Grantee have entered into one or more Notices of Grant of Stock Option prior to the Effective Date hereof (collectively, the “Agreements”).

WHEREAS, the Plan currently provides that such vesting restrictions on the Stock Options shall lapse in full upon the occurrence of a Corporate Transaction as defined in the Plan;

WHEREAS, the Board of Directors of the Corporation has the complete and exclusive power and authority to amend or modify the Plan unless the amendment or modification materially increases the benefits accruing to Plan participants;

WHEREAS, neither the Plan nor the Agreements prohibit the Corporation from amending the Agreements with regard to the Change in Control related provisions;

WHEREAS, the Corporation has determined that it would be in the best interest of the Corporation, its stockholders and the Optionee to amend the Agreements in order to provide for the immediate and full vesting of the Stock Options upon certain additional change in control events beyond those currently provided in the Plan and the Agreements and such change does not materially increase the benefits accruing to Plan participants;

WHEREAS, the Corporation and the Optionee desire to amend the Agreements to reflect the amendment described above; and

WHEREAS, the Agreements may be amended by a written agreement executed by a duly authorized representative of the Corporation and the Optionee.

NOW, THEREFORE, in consideration of the foregoing, the Corporation and the Optionee, intending to be legally bound, hereby amend the Agreements as follows:

1. Any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Agreements or the Plan.

2. The following new section is added to the Agreement at the end thereto:

Corporate Transaction. For purposes of this Agreement a “Corporate Transaction” shall mean, in addition to the stockholder approved transactions already included within the definition of a “Corporate Transaction” in the Plan, the following additional events:

(i) any “person” (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (A) the Corporation or any of its subsidiaries, (B) any employee benefit plan of the Corporation or any of its subsidiaries, (C) or any Affiliate, (D) a Corporation owned, directly or indirectly, by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the shares of voting stock of the Corporation then outstanding;

(ii) individuals who, as of the effective date of Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board; and

(iii) the consummation of a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition if the holders of the voting securities of the Corporation outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets.

3. Except as expressly modified herein, the Agreement shall remain unmodified.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of                     , 2010.

METROPCS COMMUNICATIONS, INC.,
a Delaware corporation

By:
J. Braxton Carter
Executive Vice President and Chief Financial Officer

OPTIONEE

Signature:

Print Name: